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                                                                   EXHIBIT 10.02


                          CAPSTEAD MORTGAGE CORPORATION

                           SECOND AMENDED AND RESTATED
                     1994 FLEXIBLE LONG TERM INCENTIVE PLAN

                                    RECITALS

A. The Board of Directors (the "Board") of Capstead Mortgage Corporation (the "Company") deems it to be in the best interest of the Company to amend the Company's Amended and Restated 1994 Flexible Long Term Incentive Plan to increase the number of shares that may be issued under such plan and expand the eligibility for awards granted thereunder to directors of the Company.

B. The Amended and Restated 1994 Flexible Long Term Incentive Plan is hereby amended and restated in its entirety by this Second Amended and Restated 1994 Flexible Long Term Incentive Plan.

PLAN

1. PURPOSES

         The purposes of the Company's Second Amended and Restated 1994 Flexible Long Term Incentive Plan (the "Plan") are to promote the interests of the Company and its stockholders by enabling the Company to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company to offer such key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company's long-term growth and success. To achieve this purpose, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other Awards, or any combination thereof.

2. DEFINITIONS

         As used in this Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

         2.1 "Affiliate" shall mean (i) any corporation, partnership or other entity that, directly or indirectly, is controlled by the Company (ii) any entity in which the Company has a significant equity interest and
         (iii) any entity that provides substantial management advisory services for the Company, in each case as determined by the Committee.

         2.2 "Award" shall mean a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, performance stock, Dividend Equivalent Right or any other Award under the Plan.

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         2.3 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

         2.4 "Change in Control" shall mean, after the effective date of this Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.6 "Committee" shall mean a committee of the Board, which shall consist solely of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act and (ii) "outside directors," as required under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder. The Plan shall be administered and interpreted by the



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         Committee, which Committee meets the requirements for "disinterested administration" within the requirements of Rule 16b-3 and any future rule promulgated therefor during the duration of the Plan. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by "disinterested" directors.

         2.7 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         2.8 "Company" shall mean Capstead Mortgage Corporation, a Maryland corporation.

         2.9 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

         2.10 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the holder to whom the Award is made.

         2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         2.12 "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

         2.13 "Incentive Stock Option" shall mean any stock option awarded under this Plan intended to be and designated as an "Incentive Stock Option" under Section 422 of the Code or any successor provision.

         2.14 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.



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         2.15 "Non-Qualified Stock Option" shall mean any stock option awarded under this Plan that is not an Incentive Stock Option.

         2.16 "Optionee" shall mean any person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

         2.17 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

         2.18 "Plan" shall mean this Second Amended and Restated 1994 Flexible Long Term Incentive Plan of Capstead Mortgage Corporation.

         2.19 "Reload Option" shall mean a stock option as defined in subsection 6.7(b) herein.

         2.20 "Restricted Stock" shall mean any Award of Shares under this Plan that are subject to restrictions or risk of forfeiture.

         2.21 "Retirement" shall mean, with respect to an employee of the Company, termination of employment, other than discharge for cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any of its Affiliates in which such person participates. With respect to a director of the Company, "Retirement" shall mean the earlier of (a) the removal of such director from the Board for other than cause, and (b) the expiration of such director's term on the Board.

         2.22 "Senior Officers" shall mean the Senior Officers of the Company as set forth in subsection 6.5(e) herein.

         2.23 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

         2.24 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

         2.25 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.



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3. ADMINISTRATION OF THE PLAN

         3.1 Committee. The Plan shall be administered and interpreted by the Committee.

         3.2 Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

                  (a) determine the persons to whom Awards are to be granted;

                  (b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

                  (c) conclusively interpret the Plan provisions;

                  (d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

                  (e) determine whether, to what extent and under what circumstances to provide loans from the Company to participants in order to purchase Shares subject to Awards under the Plan, and the terms and conditions of such loans;

                  (f) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

                  (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

4. SHARES SUBJECT TO PLAN

         4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 1,111,297 unless such maximum shall be increased or decreased by reasons of changes in capitalization of the Company as hereinafter provided. The maximum number of Shares with respect to which Awards may be granted in any fiscal year to any participant in the Plan shall not exceed 168,750.



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         The Shares issued pursuant to the Plan may be authorized but unissued
         Shares, or may be issued Shares which have been reacquired by the Company. The above limitations take into account the 3-for-2 stock splits that occurred on November 15, 1995 and August 15, 1996 and the 1-for-2 reverse stock splits that occurred on May 8, 2000 and June 29, 2001, as summarized on the attached Exhibit A.

         4.2 Changes. To the extent that any Award under the Plan, or any stock option or performance award granted under any prior incentive plan of the Company, shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan or any prior incentive plan of the Company, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

5. ELIGIBILITY

         Except with respect to Awards that are to be qualified under Section 422, Section 423 or other relevant Section of the Code ("Qualified Awards"), eligibility for participation under the Plan shall be open to all officers, employees and directors of the Company and its Affiliates. With respect to Qualified Awards, eligibility for participation in the Plan shall be confined to employees of the Company and its Subsidiaries, as such term is defined under
Section 424 of the Code.

6. STOCK OPTIONS

         6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under this Plan to any eligible officer, employee or director. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee; provided, however, that the maximum number of shares for which stock options may be granted during any calendar year may not exceed 168,750 Shares for any eligible officer, employee or director. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify,



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         shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

                  The Committee may require than an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised; provided, however, that nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee's employment at any time.

         6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option or, with respect to the Chief Executive Officer of the Company only, a Non-Qualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option.

         6.3 Incentive Stock Options Limitations.

                  (a) In no event shall any person be granted Incentive Stock Options so that the Shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

                  (b) Notwithstanding anything herein to the contrary, in no event shall any officer, employee or director owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years.



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         6.4 Option Term. The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. Each option shall be subject to earlier termination as hereinafter provided (unless the Committee has provided otherwise):

                  (a) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee's discharge for cause, as determined solely and exclusively by the Committee, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately at the time of the Optionee's discharge for cause.

                  (b) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee's resignation, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately upon the date of such resignation by the Optionee.

                  (c) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to the earlier of (i) two (2) years from the Optionee's death or
                  (ii) the remaining term of the option to exercise any such option.

                  (d) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee's Retirement, Disability or for any reason other than the Optionee's discharge for cause, resignation or death, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited upon the earlier of (i) two (2) years after the date of the Optionee's termination of employment by reason of such Optionee's Retirement, Disability or such other reason or (ii) the remaining term of the option, except that in case the Optionee shall die within two (2) years after the date of termination of employment by reason of such Optionee's Retirement, Disability or such other reason, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to an additional twelve (12) months from the date of the Optionee's death to exercise any such option.

                  (e) Despite the provisions of paragraphs (b), (c) and (d) of this subsection, no Incentive Stock Option shall be exercisable after the expiration of the earlier of: (i) the ten (10) year period beginning on the date of its grant, (ii) the three (3) month period beginning on the date of the Optionee's termination of employment for any reason other than death or Disability, or (iii) the one (1) year period beginning on the date of the Optionee's termination of employment by reason of Disability.



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         6.5 Vesting of Stock Options.

                  (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

                  (b) If an Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, Disability or Retirement or for any reason other than the Optionee's resignation or discharge for cause, the Optionee or the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall become fully vested in each stock option granted to the Optionee, effective on the date of the Optionee's death or on the date that the Optionee ceases to be an officer, employee or director, as appropriate, and shall have the immediate right to exercise any such option to the extent not previously exercised.

                  (c) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.

                  (d) In the event of a Reorganization:

                           (1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of the above paragraph (c) of this subsection shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

                           (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the



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                           Shares remaining under the Plan which are then
                           available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

                  (e) In the event of a Change in Control of the Company, with respect to the directors of the Company and only certain senior executive officers of the Company (the number of which shall include no more than ten (10) persons; provided, that a limited number of additional senior executive officers shall also be included if each such additional person is approved by the Committee and the Board (collectively, the ten senior executive officers plus any additional, approved senior executive officers shall be referred to herein as the "Senior Officers")), all stock options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

         6.6 Exercise of Stock Options.

                  (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

                           (1) in cash (including check, bank draft or money order);

                           (2) by the delivery of Shares having a Fair Market Value equal to the aggregate option price;

                           (3) by a combination of cash and Shares; or

                           (4) by arrangement with a broker acceptable to the Committee in which payment of the exercise price is made pursuant to an irrevocable direction from the Optionee to the broker to deliver the Company proceeds from the sale of the option Shares in an amount equal to the exercise price of the Shares.

                  (b) If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by him or her in full or partial payment of the exercise price for any stock option granted under the Plan or any prior incentive plan of the Company, or if the Optionee elects to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the option having



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                  a Fair Market Value equal to the exercise price of the stock option being exercised, the Committee may authorize the automatic grant of a new option (a "Reload Option") for that number of Shares as shall equal the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six
                  (6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

                  (c) The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied, at the election of the Optionee, either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the "Cash Method"), (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"), or (c) by a combination of the Cash Method and the Share Retention Method. If an Optionee elects to use the Share Retention Method in full or partial satisfaction for any tax liability resulting from the exercise of a stock option, the Committee may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the stock option being exercised on the price and terms set forth in subsection (b) above. The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which an Optionee may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

                  (d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company's Transfer Agent, upon due exercise of the option.

         6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only when the Committee approves the granting of such option. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

7. STOCK APPRECIATION RIGHTS

         7.1 Grants. The Committee may grant to any eligible officer, employee or director either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose; provided, however, that the maximum number of shares (or cash equivalent value) with respect to which Stock Appreciation Rights may be granted during any calendar year may not exceed 168,750 Shares for any eligible officer, employee or director. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either
         (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

         7.2 Exercisability. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable, (ii) expires upon the termination of the related stock option, (iii) may not exceed 100% of the difference between the exercise price of the related stock option and the market price of the Shares subject to the related stock option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related stock option exceeds the exercise price of the related stock option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

         7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of this Plan.

         7.4 Limited Stock Appreciation Rights. The Committee is also authorized to grant "limited stock appreciation rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited stock appreciation rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

8. RESTRICTED STOCK

         8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including, without limitation, whether the holder of the Restricted Stock shall have the right to vote the Shares and receive Dividend Equivalent Rights and other distributions applicable to the Shares, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine; provided, however, that notwithstanding the foregoing, and with respect to the Senior Officers only, upon a Change in Control, the amount of granting or vesting, as the case may be, for all performance-based Restricted Stock, shall be determined as if the performance period or cycle applicable to such Restricted Stock had terminated immediately upon such Change in Control; provided, however, that to the extent that any such performance period or cycle is shortened adversely to the Senior Officers by virtue of the Change in Control, such Restricted Stock shall be prorated accordingly. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company, provided, however, that notwithstanding the foregoing, and with respect to the Senior Officers only, upon a Change in Control, all restrictions applicable to Restricted Stock shall lapse and expire and Shares of Restricted Stock with vesting provisions shall become fully vested. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire. Subject to certain exceptions, the aggregate number of nonperformance-based Shares of Restricted Stock that may be awarded is limited to three percent (3%) of the aggregate number of outstanding Shares of the Company's Common Stock; otherwise, the Committee is not limited in the total number of Shares of Restricted Stock that may be awarded under the Plan.

         8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9. PERFORMANCE AWARDS

         9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any eligible officer, employee or director for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a performance period and the maximum or minimum settlement values; provided, however, that notwithstanding the foregoing, and with respect to the Senior Officers only, upon a Change in Control, the vesting, if any, and the determination of the amount earned of a Performance Award shall be determined as if the performance period or cycle applicable to such Performance Award had terminated immediately upon such Change in Control; provided, however, that to the extent that any such performance period or cycle is shortened adversely to the Senior Officers by virtue of the Change in Control, such Performance Award shall be prorated accordingly. Each Performance Award shall have its own terms and conditions, which shall be determined in the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

         9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ of the Company for a specified period of time, or the Company's performance or the performance of its Common Stock measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10. DIVIDEND EQUIVALENT RIGHTS

         The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single Payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

11. OTHER AWARDS

         The Committee may grant to any eligible officer, employee or director other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares if the

Committee, in its sole discretion. determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

12. NON-TRANSFERABILITY OF AWARDS.

         A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that with the approval of the Committee, the agreement relating to any Award (including, without limitation, a stock option) may provide that such Award may be transferred to one or more members of the immediate family of the grantee of the Award or to a trust for the benefit of such person or as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or other Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon a stock option or other Award shall be null and void and without effect.

13. COMPLIANCE WITH SECURITIES AND OTHER LAWS

         In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

         The value of an Award in Shares shall be adjusted from time to time as follows:

                  (a) Subject to any required action by stockholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

                  (b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

                  (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

                           To the extent that the foregoing adjustments relate
                  to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

                           Except as hereinbefore expressly provided in the
                  Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

                           The grant of an Award pursuant to the Plan shall not
                  affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

15. AMENDMENT OR TERMINATION OF THE PLAN

         15.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to decrease the minimum exercise price for options, (d) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Plan, as amended, or (e) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify, for an exemption or characterization that is deemed desirable by the Board.

         15.2 Termination of the Plan. The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after April 22, 2004, the tenth anniversary of the adoption of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

16. AMENDMENTS AND ADJUSTMENTS TO AWARDS

         The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 16 shall be made by the Committee in its sole discretion.

17. GENERAL PROVISIONS

         17.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         17.2 No Right to Employment. The grant of an Award shall not be construed as giving the recipient thereof the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No officer, employee, director, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of officers, employees, directors, participants or holders or beneficiaries of Awards.

         17.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

         17.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         17.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         17.6 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         17.7 Effective Date. The 1994 Flexible Long Term Incentive Plan originally became effective as of April 22, 1994, the date of its approval by the holders of a majority of the Shares of common stock of the Company represented and voting at the 1994 Annual Meeting of Stockholders. The 1994 Flexible Long Term Incentive Plan was amended and restated in its entirety by an Amended and Restated 1994 Flexible Long Term Incentive Plan which became effective on December 1, 1996. This Plan became effective as of February 7, 2001, the date it was adopted by the Board, and was approved by the Company's Stockholders on April 19, 2001, and is dated as of June 29, 2001.

                                    EXHIBIT A

                          CAPSTEAD MORTGAGE CORPORATION
                     1994 FLEXIBLE LONG TERM INCENTIVE PLAN
                                SHARE PROGRESSION



Initial Shares Approved April 22, 1994                                                1,250,000
Adjustment for 3-for-2 Stock Split (November 15,  1995)                                 625,000
                                                                                    -----------
         Adjusted Balance                                                             1,875,000
Additional Shares Approved April 19, 1996                                             1,200,000
                                                                                    -----------
         Adjusted Balance                                                             3,075,000
Adjustment for 3-for-2 Stock Split (August 15, 1996)                                  1,537,500
                                                                                    -----------
         Adjusted Balance                                                             4,612,500
Adjustment for 1-for-2 Reverse Split (May 8, 2000)                                   (2,306,250)
                                                                                    -----------
         Adjusted Balance                                                             2,306,250
Additional Shares Approved April 19, 2001                                             1,000,000
                                                                                    -----------
         Adjusted Balance                                                             3,305,250
Adjustment for 1-for-2 Reverse Split (June 29, 2001)                                 (1,653,125)
                                                                                    -----------
         Adjusted Balance                                                             1,653,126


         AS OF APRIL 19, 2001
         Beginning Available                 1,653,125
         Exercised                             236,767
         Outstanding                           207,099
                                            ----------

Total Available for Grant                    1,209,258
                                            ==========

         AS OF JUNE 30, 2001
         Beginning Available                 1,653,125
         Exercised                             280,721
         Outstanding                           261,107
                                            ----------

Total Available for Grant                    1,111,297
                                            ==========